Prologis Supplemental Information First Quarter 2018 Unaudited

Table of Contents Highlights 1Company Profile 3Company Performance 5Guidance Financial Information 6Consolidated Balance Sheets 7Consolidated Statements of Income 8Reconciliations of Net Earnings to FFO 9Reconciliations of Net Earnings to Adjusted EBITDA Strategic Capital 10 Summary and Financial Highlights Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures Non-GAAP Pro-Rata Financial Information Operations 13Overview 14Operating Metrics 16Operating Portfolio 19Customer Information Capital Deployment 20Overview 21Development Stabilizations 22Development Starts 23Development Portfolio 24Third Party Building Acquisitions 25Dispositions and Contributions 26Land Portfolio Capitalization 28Overview 29Debt Components - Consolidated 30Debt Components - Noncontrolling Interests and Unconsolidated Net Asset Value 31Components Notes and Definitions 33Notes and Definitions (A) Cover: Ichikawa 3, Japan (A) Terms used throughout document are defined in the Notes and Definitions

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. (A) NOI calculation based on Prologis share of the Operating Portfolio. Company Profile Highlights Prologis, Inc., is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of March 31, 2018, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 683 million square feet (63 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,000 customers across two major categories: business-to-business and retail/online fulfillment. 1 683M Square Feet 3,260 Buildings 5,000 Customers U.S. 377M SF 70% of NOI*A Other Americas 58M SF 9% of NOI*A Europe 181M SF 17% of NOI*A Asia 67M SF 4% of NOI*A

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 1Q 2018 Prologis share of NOI of the Operating Portfolio annualized. 1Q 2018 third-party share of asset management fees annualized plus trailing twelve month third-party share of transaction fees and Net Promotes. Prologis Share of trailing twelve month Estimated Value Creation from development stabilizations. Mexico is included in the U.S. as it is U.S. dollar functional. Highlights Company Profile $2.0B in annual NOI*(A) Operations Prologis Share AUM $46B(D) Net Equity $35B(D) Gross AUM $81B(D) 2 $624M in value creation from stabilizations annually(C) Development Strategic Capital $323M of fees and promotes(B)

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Company Performance Highlights 3

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Company Performance Highlights 4 (in millions)

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. The difference between Core FFO and Net Earnings predominately relates to real estate depreciation and gains or losses on real estate transactions. See the Notes and Definitions for more information. Net promote guidance is $0.11 to $0.13 per share. Earnings guidance includes potential future gains recognized from real estate transactions, but excludes future foreign currency or derivative gains or losses as these items are difficult to predict. Guidance Highlights 5

Consolidated Balance Sheets Financial Information 6

Consolidated Statements of Income Financial Information 7

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Reconciliations of Net Earnings to FFO* Financial Information 8

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Reconciliations of Net Earnings to Adjusted EBITDA* Financial Information 9

Values represent the entire venture at 100%, not Prologis proportionate share. Values are presented at Prologis’ adjusted basis derived from the ventures’ U.S. GAAP information and may not be comparable to values reflected in the ventures’ stand alone financial statements calculated on a different basis. Throughout this document we use the most recent public information for these co-investment ventures. Summary and Financial Highlights Strategic Capital 10

Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures (at 100%) (A) Strategic Capital 11 * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Values represent the entire venture at 100%, not Prologis proportionate share. Values are presented at Prologis’ adjusted basis derived from the ventures’ U.S. GAAP information and may not be comparable to values reflected in the ventures’ stand alone financial statements calculated on a different basis.

* This is a non-GAAP financial measure, please see our Notes and Definitions for further explanation. See our Notes and Definitions for further explanation of how these amounts are calculated. This balance includes the deferred portion of gains on the contribution of our properties to the ventures, net of any additional costs, included in our investment in the venture. Non-GAAP Pro-Rata Financial Information (A) Strategic Capital 12

This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. As disclosed in our press release dated January 17, 2018, we established our definition of these operating metrics to align on consistent methodologies with members of the industrial REIT group. The changes to the operating metrics were retroactively applied for all prior periods presented. See updated definitions in the Notes and Definitions. Overview Operations 13

Operating Metrics – Owned and Managed Operations 14 As disclosed in our press release dated January 17, 2018, we established our definition of these operating metrics to align on consistent methodologies with members of the industrial REIT group. The changes to the operating metrics were retroactively applied for all prior periods presented. See updated definitions in the Notes and Definitions. Amount includes short-term leases, exclusive of month-to-month leases and holdovers.

This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. As disclosed in our press release dated January 17, 2018, we established our definition of these operating metrics to align on consistent methodologies with members of the industrial REIT group. The changes to the operating metrics were retroactively applied for all prior periods presented. See updated definitions in the Notes and Definitions. Operating Metrics – Owned and Managed Operations 15 98.4% Occupancy Free rent as a % of lease value – trailing four quarters 4.0% 4.1%

Operating Portfolio – Square Feet, Occupied and Leased Operations 16

* This is a non-GAAP financial measure, Please see our Notes and Definitions for further explanation. Operating Portfolio – NOI* and Gross Book Value Operations 17

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Operating Portfolio – Summary by Division Operations 18

Customer Information Operations 19

Overview – Prologis Share Capital Deployment Est Value Creation $ 347 $ 380 $ 365 $ 446 $ 74 Outside the U.S. U.S. 20 (dollars in millions) Est wtd avg stabilized yield 7.5% 7.3% 6.8% 6.6% 5.9% Est Value Creation $236 $533 $571 $583 $130

Development Stabilizations Capital Deployment 21

Development Starts Capital Deployment 22

Development Portfolio Capital Deployment 23

Third Party Building Acquisitions Capital Deployment 24

Dispositions and Contributions Capital Deployment 25

Land Portfolio – Owned and Managed Capital Deployment 26

Amounts include approximately 1,900 acres that we currently control through options, ground leases, unconsolidated joint ventures and other contractual arrangements. Land Portfolio – Summary and Roll Forward Capital Deployment 27

* This is a non-GAAP financial measure,. Please see our Notes and Definitions for detailed calculation. Mexico is included in the U.S. as it is U.S. dollar functional. These calculations are included in the Notes and Definitions section, and are not calculated in accordance with the applicable SEC rules. A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization. Overview Capitalization Assets Under Management (dollars in millions) Total Enterprise Value Assets Under Management Total AUM by Division Net Equity 28 U.S. Dollar Exposure (dollars in millions) Total Enterprise Value Debt U.S. Dollar(A) 25.3% Outside U.S. 73.8% U.S. Dollar(A) 72.9% Outside U.S. 27.1% Outside U.S. 74.7%

The maturity for the global senior credit facility and revolver ($337 million) is reflected at the extended maturity date as the extension is at our option. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 28 for our net equity exposure by currency. Debt Components- Consolidated Capitalization 29

Refer to Notes and Definitions under Non-GAAP Pro-Rata Financial Information for further explanation on how these amounts are calculated. The maturity of certain unsecured debt (Prologis share $328 million) is reflected at the extended maturity dates as the extensions are at the entity’s option. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 28 for our net equity exposure by currency. Debt Components- Noncontrolling Interests and Unconsolidated (A) Capitalization 30

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Components – Prologis Share Net Asset Value 31

Components - Continued Net Asset Value 32 For the quarter, promote revenue was $62.5 million, promote cash expense was $7.9 million and promote amortization expense was $4.6 million.

Notes and Definitions

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